(Opinion of Pitney, Hardin, Kipp & Szuch)

PITNEY, HARDIN, KIPP & SZUCH LLP
P.O. BOX 1945
Morristown, New Jersey 07962-1945

October 31, 2002

The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043

           Re:     Registration Statement on Form S-8
                     The Talbots, Inc. Amended and Restated 1993 Executive Stock Based Incentive Plan

     We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by The Talbots, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 300,000 shares of common stock of the Company, par value $0.01 per share (the “Securities”) to be offered pursuant to the Company’s Amended and Restated 1993 Executive Stock Based Incentive Plan, as amended (the “Plan”).

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-Laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the state of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

     In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Securities have been duly issued as contemplated by the Registration Statement and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware (including constitutional provisions and case law), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours, PITNEY, HARDIN, KIPP & SZUCH LLP